GEORGE STEWART, CPA

316 17th AVENUE SOUTH

SEATTLE, WASHINGTON 98144

(206) 328-8554  FAX(206) 328-0383

October 27, 2016

Securities and Exchange Commission

450 Fifth Street, NW

Washington, D.C. 20549

Commissioners:

We have read the statements made by Registrant, which we understand will be filed with the Securities and Exchange Commission, pursuant to item 4.01 of Form 8-K, as part of the Form 8-K of Registrant dated October 27, 2016.  We agree with the statements concerning our Firm in such Form 8-K.

Sincerely

/s/ George Stewart

George Stewart, CPA